                             PARTICIPATION AGREEMENT

                                      Among

                            SELECT TEN PLUS FUND, LLC

                            TOUCHSTONE ADVISORS, INC.

                                       and

                    NATIONAL INTEGRITY LIFE INSURANCE COMPANY


       THIS AGREEMENT, made and entered into this ____ day of _________________, by and among SELECT TEN PLUS FUND, LLC (hereinafter "LLC"), a Delaware limited liability company, TOUCHSTONE ADVISORS, INC. (hereinafter the "Adviser"), a _____________ corporation, and NATIONAL INTEGRITY LIFE INSURANCE COMPANY (hereinafter the "Company"), on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto as may be amended from time to time (each such account hereinafter referred to as the "Account").

       WHEREAS, LLC is available to act as the investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts (collectively, the "Contracts") to be offered by insurance companies which have entered into participation agreements with LLC and the Adviser (hereinafter "Participating Insurance Companies"); and

       WHEREAS, LLC is registered as an open-end management investment company under the Investment Company Act of 1940 (the "1940 Act") and its shares are registered under the Securities Act of 1933, as amended (hereinafter the "1933 Act"); and

       WHEREAS, the beneficial interests in LLC represent interests in a portfolio of securities and other assets; and

       WHEREAS, each Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of the Company, on the date shown for such Account on Schedule A hereto, to set aside and invest assets attributable to one or more Contracts; and

       WHEREAS, the Company has registered or will register certain variable life and variable annuity contracts under the 1933 Act and has registered or will register each Account as a unit investment trust under the 1940 Act; and

       WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase LLC interests on behalf of each Account to fund certain of the aforesaid Contracts,

       NOW, THEREFORE, in consideration of their mutual promises, the Company, LLC and the Adviser agree as follows:

ARTICLE I. SALE OF LLC INTERESTS

       1.1. LLC agrees to sell to the Company those LLC interests which each Account orders, executing such orders on a daily basis at the net asset value next computed after receipt by LLC or its designee of the order for LLC interests. For purposes of this Section l.l, the Company shall be the designee of LLC for receipt of such orders from each Account and receipt by such designee shall constitute receipt by LLC; provided that LLC receives notice of such order by 10:00 a.m. Eastern time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which LLC calculates its net asset value.

       1.2. LLC agrees to make its interests available indefinitely for purchase at the applicable net asset value per interest by the Company and its Accounts on those days on which LLC calculates its net asset value and LLC shall use reasonable efforts to calculate such net asset value on each day on which the New York Stock Exchange is open for trading. Notwithstanding the foregoing, the Board of Managers of LLC (hereinafter the "Board") may refuse to sell interests to any person, or suspend or terminate the offering of interests if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interest of the LLC.

       1.3. LLC agrees to redeem for cash, on the Company's request, any full or fractional LLC interests held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt by LLC or its designee of the request for redemption. For purposes of this Section 1.3, the Company shall be the designee of LLC for receipt of requests for redemption from each Account and receipt by such designee shall constitute receipt by LLC, provided that LLC receives notice of such request for redemption on the next following Business Day.

       1.4. The Company agrees to purchase and redeem LLC interests in accordance with the provisions of this Agreement and the LLC's prospectus and statement of additional information contained in the LLC's Form N-1A registration statement filed with the Securities and Exchange Commission ("SEC"), as revised from time to time (the "LLC Prospectus").

       1.5. The Company shall pay for LLC interests on the next Business Day after an order to purchase LLC interests is made in accordance with the provisions of Section 1.1 hereof. Payment shall be in federal funds transmitted by wire.

       1.6. Issuance and transfer of LLC interests will be by book entry only. Certificates will not be issued to the Company or any Account. LLC interests will be recorded in an appropriate title for each Account or the appropriate subaccount of each Account.

       1.7. LLC shall furnish same day notice (by wire or telephone, followed by written confirmation) to the Company of any income, dividends or capital gain distributions payable on LLC interests. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on LLC interests in additional LLC interests. The Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. LLC shall notify the Company of the number of interests so issued as payment of such dividends and distributions.

ARTICLE II. REPRESENTATIONS AND WARRANTIES

       2.1. The Company represents and warrants that the Contracts are or will be registered under the 1933 Act; that the Contracts will be issued and sold in compliance in all material respects with all applicable Federal and State laws and that the sale of the Contracts shall comply in all material respects with state insurance suitability requirements. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Account prior to any issuance or sale thereof as a segregated asset account under Section ___ of the ________ Insurance Code.

       2.2. LLC represents and warrants that LLC interests sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with the laws of the State of Delaware and all applicable Federal and State securities laws and that the LLC is and shall remain registered under the 1940 Act.

       2.3. The Company represents that the Contracts are currently treated as endowment, annuity or life insurance contacts, under applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and that it will make every effort to maintain such treatment and that it will notify LLC and the Adviser immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

       2.4. LLC makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment polices) complies with the insurance laws or regulations of the various states.

       2.5. LLC represents that it is lawfully organized and validly existing under the laws of the State of Delaware.

       2.6. The Adviser represents and warrants that the Adviser (i) is and shall remain duly registered in all material respects under all applicable Federal and State securities laws; (ii) shall perform its obligations for LLC in compliance in all material respects with the laws of the State of Delaware and any applicable State and Federal securities laws; and (iii) shall perform its obligations under the Investment Advisory Agreement dated May ___, 1999 between the Adviser and LLC.

       2.7. The Adviser undertakes to provide (i) any information and reports that are necessary for the Company to prepare tax returns and respond to Internal Revenue Service inquiries and audits; and (ii) within 20 days after each calendar quarter, a report demonstrating compliance with the diversification requirements set forth in Section 817(h) of the Code and the regulations thereunder.

       2.8. LLC and Adviser represent and warrant that all of their directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the LLC are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of LLC in an amount not less than the minimal coverage as required currently by Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid Bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

       2.9. The Company represents and warrants that all of its directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of LLC are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of LLC, in an amount not less than the minimal coverage as required currently by entities subject to the requirements of Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid Bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

ARTICLE III. LLC PROSPECTUS

       3.1. The Adviser shall provide the Company (at the Company's expense) with as many copies of the LLC Prospectus as the Company may reasonably request. If requested by the Company in lieu thereof, the LLC shall provide a final copy of the LLC Prospectus as set in type at Company's expense.

       3.2. LLC's prospectus shall state that the Statement of Additional Information for LLC is available from the Adviser (or in LLC's discretion, the Prospectus shall state that such Statement is available from LLC), and the Adviser (or LLC), at its expense, shall print and provide such Statement free of charge to the Company and to any owner of a Contract or prospective owner who requests such Statement.

       3.3. LLC, at its expense, shall provide the Company with copies of its proxy material, reports to shareholders, and other communications to shareholders in such quantity as the Company shall reasonably require for distributing to Contract owners.

       3.4.   If and to the extent required by law the Company will:

              (i)    solicit voting instructions from Contract owners;

              (ii) vote LLC interests in accordance with instructions received from Contract owners; and

              (iii) vote LLC interests for which no instructions have been received in the same proportion as LLC interests of such Division for which instructions have been received:

so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for owners of Variable Insurance Products. The Company reserves the right to vote LLC interests held in any segregated asset account in its own right, to the extent permitted by law. The Company shall be responsible for assuring that each of their separate accounts participating in LLC calculates voting privileges in a manner consistent with this Section.

ARTICLE IV. SALES MATERIAL AND INFORMATION

       4.1. The Company shall furnish, or shall cause to be furnished, to LLC or its designee, each piece of sales literature or other promotional material in which LLC or its investment adviser is named, at least fifteen Business Days prior to its use. No such material shall be used if LLC or its designee object to such use within fifteen Business Days after receipt of such material.

       4.2. The Company shall not give any information or make any representations or statements on behalf of LLC or concerning LLC in connection with the sale of the Contracts other than the information or representations contained in the LLC Prospectus as may be amended or supplemented from time to time, or in sales literature or other promotional material approved by LLC or its designee or by the Adviser, except with the permission of LLC or the Adviser or the designee of either.

       4.3. LLC, and the Adviser, or its designee shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material (collectively with sales literature, "Promotional Material") in which the Company and/or its separate account(s), is named at least fifteen Business Days prior to its use, except Promotional Material which involves only non-material changes from previously approved Promotional Material. No such material shall be used if the Company or its designee object to such use within fifteen Business Days after receipt of such material.

       4.4. LLC and the Adviser shall not give any information or make any representations on behalf of the Company or concerning the Company, each Account, or the Contracts other than the information or representations contained in the prospectus and statement of additional information contained in the Contracts' registration statement filed with the SEC, as revised from time to time (the "Contract Prospectus"), as such Contract Prospectus may be amended or supplemented from time to time, or in published reports for each Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.

ARTICLE V. FEES AND EXPENSES

       5.1. All expenses incident to performance by LLC under this Agreement shall be paid by LLC. LLC shall see to it that all its interests are authorized for issuance in accordance with applicable law. LLC shall bear the expenses for any cost of registration and qualification of LLC's interests, the preparation of all statements and notices required by any Federal or State law, all taxes on the issuance or transfer of the LLC interests.

       5.2. The Company shall bear the expenses of preparing, obtaining SEC approval of, printing and distributing the Contract Prospectus to owners and prospective owners of Contracts issued by the Company.

ARTICLE VI. DIVERSIFICATION

       6.1. LLC and the Adviser will at all times invest money from the Contracts in such a manner consistent with instructions received from the Company initially, and from time to time thereafter, so as to ensure that the Contracts will be treated as variable contracts under the Code and the regulations issued thereunder. Without limiting the scope of the foregoing, LLC will at all times comply with Section 817(h) of the Code and Treasury Regulation 1.817-5, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or Regulations.

ARTICLE VII. INDEMNIFICATION

       7.1.   INDEMNIFICATION BY THE COMPANY

       7.1(a). The Company agrees to indemnify and hold harmless LLC and the Adviser and each of their directors and officers and each person, if any, who controls LLC or the Adviser within the meaning of Section 15 of the Securities Act of 1933 (the "1933 Act") (collectively, the "Indemnified Parties" for purposes of this Section 7.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of LLC's shares or the Contracts and:

              (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the Contract Prospectus or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of LLC for use in the Contract Prospectus or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or LLC interests; or

              (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the LLC Prospectus or sales literature not supplied by the Company, or persons under its control) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or LLC interests; or

              (iii) arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

              (iv) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company, as limited by and in accordance with the provisions of Sections 7.1(b) and 7.1(c) hereof.

       7.1(b). To the extent indemnification is unavailable to an Indemnified Party or insufficient in respect of any losses, claims, damages or liabilities, then the Company, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and such Indemnified Party on the other hand from the offering of LLC interests or Contracts or (ii) if the allocation by (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in (i) above but also the relative fault of the Company on the one hand and of the Indemnified Party on the other hand in connection with the actions or inactions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.

       7.1(c). The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to LLC, whichever is applicable.

       7.1(d). The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

       7.1(e). The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of LLC interests or the Contracts or the operations of LLC.

       7.2.   INDEMNIFICATION BY THE ADVISER

       7.2(a). The Adviser agrees to indemnify and hold harmless the Company, each of its directors and officers, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 7.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of LLC interests or the Contracts and:

              (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the LLC Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Adviser or LLC by or on behalf of the Company for use in the LLC Prospectus or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or LLC interests: or

              (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the Contract Prospectus or sales literature not supplied by the Adviser or persons under its control) or wrongful conduct of LLC or Adviser or persons under their control, with respect to the sale or distribution of the Contracts or LLC interests; or

              (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in the Contract Prospectus or sales literature, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made solely in reliance upon information furnished to the Company by or on behalf of LLC; or

              (iv) arise as a result of any failure by LLC to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification requirements specified in
       Article VI of this Agreement); or

              (v) arise out of or result from any material breach of any representation and/or warranty made by the Adviser in this Agreement or arise out of or result from any other material breach of this Agreement by the Adviser; as limited by and in accordance with the provisions of Sections 7.2(b) and 7.2(c) hereof.

       7.2(b). To the extent indemnification is unavailable to an Indemnified Party or insufficient in respect of any losses, claims, damages or liabilities, then the Adviser, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Adviser on the one hand and such Indemnified Party on the other hand from the offering of LLC interests or Contracts or (ii) if the allocation by (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in (i) above but also the relative fault of the Adviser on the one hand and of the Indemnified Party on the other hand in connection with the actions or inactions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.

       7.2(c). The Adviser shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to each Company or Account, whichever, is applicable.

       7.2(d). The Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Adviser of any such claim shall not relieve the Adviser from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Adviser will be entitled to participate, at its own expense, in the defense thereof. The Adviser also shall be entitled to assume the defense thereof with counsel satisfactory to the party named in the action. After notice from the Adviser to such party of the Adviser's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Adviser will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

       7.2(e). The Company agrees promptly to notify the Adviser of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of each Account.

       7.3.   INDEMNIFICATION PAYMENT

       7.3. Any obligation under this Article VII to indemnify shall become immediately due and payable after final entry of a court judgment, settlement or similar action requiring indemnification which is subject to no further review and as to which all rights of appeal, if any, have been exhausted.

ARTICLE VIII. APPLICABLE LAW

       8.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of New York.

       8.2. This Agreement shall be subject to the provisions of the 1933 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE IX. TERMINATION

       9.1.   This Agreement shall terminate:

              (a) at the option of any party with one year prior written notice; or

              (b) at the option of the Company if LLC interests are not reasonably available to meet the reasonable requirements of the Contracts as determined by the Company; or

              (c) at the option of LLC or Adviser upon institution of formal proceedings against the Company by the NASD, the SEC, the insurance commission of any state or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the administration of the Contracts, the operation of the Account, or the purchase of LLC interests or

              (d) at the option of the Company upon institution of formal proceedings against LLC or Adviser by the NASD, the SEC, or any state securities or insurance department or any other regulatory body in which an adverse result is likely to have a material adverse impact upon the business and operations of LLC or Adviser, respectively; or

              (e) at the option of the Company if LLC fails to meet the diversification requirements specified in Article VI hereof; or

              (f) at the option of any party to this Agreement, upon another party's material breach of any material provision of this Agreement; or

              (g) at the option of the Company, if the Company determines in its sole reasonable judgment exercised in good faith, that either LLC or the Adviser has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement which is likely to have a material adverse impact upon the business and operations of the Company; or

              (h) at the option of LLC or Adviser, if LLC or Adviser respectively, shall determine in its sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement which is likely to have a material adverse impact upon the business and operations of LLC or Adviser; or

              (i) at the option of LLC in the event any of the Contracts are not issued or sold in accordance with applicable Federal and/or State law.

       9.2    NOTICE REQUIREMENT

              (a) In the event that any termination of this Agreement is based upon the provisions of Sections 9.1(b)-(d), prompt written notice of the election to terminate this Agreement shall be furnished by the party terminating the Agreement to the non-terminating parties, with said termination to be effective 10 days after receipt of such notice by the non-terminating parties.

              (b) In the event that any termination of this Agreement is based upon the provisions of Sections 9.1(e)-(i), prior written notice of the election to terminate this Agreement shall be furnished by the party terminating this Agreement to the non-terminating parties. Such prior written notice shall be given by the party terminating this Agreement to the non-terminating parties at least 30 days before the effective date of termination.

       9.3.   EFFECT OF TERMINATION

              (a) Notwithstanding any termination of this Agreement pursuant to Section 9.1 of this Agreement, LLC may, at its option, or in the event of termination of this Agreement by LLC or the Adviser pursuant to Section 9.1(a) of this Agreement, the Company may require LLC and the Adviser to continue to make available additional LLC interests for so long after the termination of this Agreement as LLC or the Company, if the Company is so requiring, desires pursuant to the terms and conditions of this Agreement as provided in paragraph
(b) below for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, if LLC so elects to make available additional LLC interests, the owners of the Existing Contracts shall be permitted to redeem investments in LLC and/or invest in LLC upon the making of additional purchase payments under the Existing Contracts.

              (b)    In the event of a termination of this Agreement pursuant to
Section 9.1 of this Agreement, LLC shall promptly notify the Company whether LLC will continue to make available LLC interests after such termination, except that, with respect to a termination by LLC or the Adviser pursuant to Section 9.1(a) of this Agreement, the Company shall promptly notify LLC whether it wishes LLC to continue to make available LLC interests. If LLC interests continue to be made available after such termination, the provisions of this Agreement shall remain in effect except for Section 9.1(a) and thereafter LLC or the Company may terminate the Agreement, as so continued pursuant to this
Section 9.4 upon written notice to the other party, such notice to be for a period that is reasonable under the circumstances.

              (c)    The provisions of Article VII shall survive termination.

       9.4. Except as necessary to implement contractowner initiated or approved transactions, or as required by state insurance laws or regulations, the Company shall not redeem LLC interests attributable to the Contracts (as opposed to LLC interests attributable to the Company's assets held in the Account), and the Company shall not prevent contractowners from allocating payments to LLC until 90 days after the Company shall have notified LLC or Adviser of its intention to do so.

       9.5 It is understood that the right to terminate this Agreement pursuant to Section 9.1(a) may be exercised for any reason or for no reason.

ARTICLE X. NOTICES

       Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

       If to LLC or the Adviser:     _____________________
                                     _____________________
                                     _____________________
                                     _____________________

         If to LLC or the Company:   _____________________
                                     _____________________
                                     _____________________
                                     _____________________


ARTICLE XI.  MISCELLANEOUS

       11.1. All persons dealing with LLC must look solely to the property of LLC for the enforcement of any claims against LLC as neither the Board, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of LLC.

       11.2. Subject to the requirement of legal process and regulatory authority, each party hereto shall treat as if confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement shall not disclose disseminate or utilize such names and addresses and other confidential information until such time as it may come into the public domain without the express written consent of the affected party.

       11.3. The captions are for reference only and in no way define or delineate any of the provision hereof or otherwise affect their construction or effect.

       11.4. This Agreement maybe executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

       11.5. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

       11.6. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

       11.7. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

       IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified above.


SELECT TEN PLUS FUND

By: ____________________________
Name: __________________________
Title: _________________________


TOUCHSTONE ADVISORS, INC.

By: ____________________________
Name: __________________________
Title: _________________________


NATIONAL INTEGRITY INSURANCE COMPANY

By: ____________________________
Name: __________________________
Title: _________________________